Exhibit 99.1
FOR IMMEDIATE RELEASE
April 24, 2025

Darling Ingredients Inc. Reports First Quarter 2025 Results

First Quarter 2025
•Net loss of $(26.2) million, or $(0.16) per GAAP diluted share
•Total net sales of $1.38 billion
•Combined Adjusted EBITDA of $195.8 million
•Received $129.5 million in cash dividends from Diamond Green Diesel
•Repurchased $35 million of common stock
•Paid down $146.2 million in debt

IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR) today reported a net loss of $(26.2) million, or $(0.16) per diluted share for the first quarter of 2025, compared to net income of $81.2 million, or $0.50 per diluted share, for the first quarter of 2024, which was driven by lower earnings at Diamond Green Diesel (DGD). The company also reported total net sales of $1.38 billion for the first quarter of 2025, compared with total net sales of $1.42 billion for the same period a year ago, reflecting lower finished product pricing.

“Despite the broader challenges faced by the biofuel industry during the first quarter of 2025, Darling Ingredients' core business performed well, resulting in overall positive cash flow and demonstrating stability in an otherwise volatile business environment,” said Randall C. Stuewe, Chairman and Chief Executive Officer. “While the biofuel environment continues to adjust, margins have started to improve. The positive narrative surrounding renewable fuels public policy is encouraging, which is also driving strong market demand for domestic fats. We expect our core business to continue to perform well, generating cash and allowing us to continue to de-lever the balance sheet and opportunistically repurchase shares.”

DGD sold 219.1 million gallons of renewable fuels for the first quarter of 2025 at an average of $0.06 per gallon EBITDA, after broker and discount fees. Darling Ingredients received $129.5 million in cash dividends from DGD during the first quarter of 2025.

Combined Adjusted EBITDA for the first quarter of 2025 was $195.8 million, compared to $280.1 million for the same period in 2024.

The company repurchased approximately 1 million shares of its common stock during the first quarter of 2025 for approximately $35 million.

As of March 29, 2025, Darling Ingredients had $81.5 million in cash and cash equivalents, and $1.27 billion available under its committed revolving credit agreement. Total debt outstanding as of March 29, 2025, was $3.9 billion. The preliminary leverage ratio as measured by the company’s bank covenant was 3.33X as of March 29, 2025. Capital expenditures were $63.0 million for the first quarter of 2025.

“Darling Ingredients carries great momentum, driven by our strong core business,” Stuewe said. “We are confident in our ability to navigate challenges and capitalize on opportunities, ensuring continued growth and success.”

Given the increasing demand for waste fats and rising prices, the company anticipates the core business will generate approximately $950 million to $1 billion EBITDA for fiscal year 2025. Although DGD is currently operating at reduced levels, the company expects margins to improve, and DGD to adjust accordingly. For fiscal year 2025, the company reaffirms guidance of $1.25 to $1.30 billion Combined Adjusted EBITDA.

Darling Ingredients Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 29, 2025 and March 30, 2024
(in thousands, except per share data, unaudited)

	Three Months Ended
			$ Change
	March 29,	March 30,	Favorable
	2025	2024	(Unfavorable)
Net sales to third parties	$1,162,642	$1,173,562	$(10,920)
Net sales to related party - Diamond Green Diesel	217,952	246,737	(28,785)
Total net sales	1,380,594	1,420,299	(39,705)
Costs and expenses:
Cost of sales and operating expenses (excludes depreciation and amortization, shown separately below)	1,069,243	1,116,666	47,423
(Gain)/loss on sale of assets	62	(574)	(636)
Selling, general and administrative expenses	121,556	139,143	17,587
Acquisition and integration costs	1,534	4,054	2,520
Change in fair value of contingent consideration	5,441	(25,249)	(30,690)
Depreciation and amortization	123,835	127,509	3,674
Total costs and expenses	1,321,671	1,361,549	39,878
Equity in net income/(loss) of Diamond Green Diesel	(30,523)	78,419	(108,942)
Operating income	28,400	137,169	(108,769)
Other expense:
Interest expense	(57,967)	(62,876)	4,909
Foreign currency gain/(loss)	(1,362)	236	(1,598)
Other income, net	3,333	8,656	(5,323)
Total other expense	(55,996)	(53,984)	(2,012)
Equity in net income of other unconsolidated subsidiaries	2,628	2,310	318
Income/(loss) from operations before income taxes	(24,968)	85,495	(110,463)
Income tax expense/(benefit)	(1,154)	3,907	5,061
Net income/(loss)	(23,814)	81,588	(105,402)
Net income attributable to noncontrolling interests	(2,346)	(431)	(1,915)
Net income/(loss) attributable to Darling	$(26,160)	$81,157	$(107,317)

Basic income/(loss) per share:	$(0.16)	$0.51	$(0.67)
Diluted income/(loss) per share:	$(0.16)	$0.50	$(0.66)

Number of diluted common shares:	158,677	161,905

Segment Financial Tables (in thousands, unaudited)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended March 29, 2025
Total net sales	$896,283	$349,240	$135,071	$—	$1,380,594
Cost of sales and operating expenses	714,015	246,781	108,447	—	1,069,243
Gross margin	182,268	102,459	26,624	—	311,351

Loss (gain) on sale of assets	115	55	(108)	—	62
Selling, general and administrative expenses	71,571	31,472	8,541	9,972	121,556
Acquisition and integration costs	—	—	—	1,534	1,534
Change in fair value of contingent consideration	5,441	—	—	—	5,441
Depreciation and amortization	84,130	29,562	8,589	1,554	123,835
Equity in net loss of Diamond Green Diesel	—	—	(30,523)	—	(30,523)
Segment operating income/(loss)	$21,011	$41,370	$(20,921)	$(13,060)	$28,400
Equity in net income of other unconsolidated subsidiaries	2,628	—	—	—	2,628
Segment income/(loss)	$23,639	$41,370	$(20,921)	$(13,060)	$31,028

Segment Adjusted EBITDA (Non-GAAP)	$110,582	$70,932	$18,191	$(9,972)	$189,733
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	6,035	—	6,035
Combined Adjusted EBITDA (Non-GAAP)	$110,582	$70,932	$24,226	$(9,972)	$195,768

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$23,639	$41,370	$(20,921)	$(70,248)	$(26,160)
Net income attributable to noncontrolling interests				2,346	2,346
Income tax benefit				(1,154)	(1,154)
Interest expense				57,967	57,967
Foreign currency loss				1,362	1,362
Other income, net				(3,333)	(3,333)
Segment income/(loss)	$23,639	$41,370	$(20,921)	$(13,060)	$31,028
Acquisition and integration costs	—	—	—	1,534	1,534
Change in fair value of contingent consideration	5,441	—	—	—	5,441
Depreciation and amortization	84,130	29,562	8,589	1,554	123,835
Equity in net loss of Diamond Green Diesel	—	—	30,523	—	30,523
Equity in net income of other unconsolidated subsidiaries	(2,628)	—	—	—	(2,628)
Segment Adjusted EBITDA (Non-GAAP)	$110,582	$70,932	$18,191	$(9,972)	$189,733
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	6,035	—	6,035
Combined Adjusted EBITDA (Non-GAAP)	$110,582	$70,932	$24,226	$(9,972)	$195,768

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Operations

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended March 30, 2024
Total net sales	$889,848	$391,282	$139,169	$—	$1,420,299
Cost of sales and operating expenses	705,769	298,145	112,752	—	1,116,666
Gross margin	184,079	93,137	26,417	—	303,633

Loss/(gain) on sale of assets	132	(294)	(412)	—	(574)
Selling, general and administrative expenses	77,138	31,744	8,745	21,516	139,143
Acquisition and integration costs	—	—	—	4,054	4,054
Change in fair value of contingent consideration	(25,249)	—	—	—	(25,249)
Depreciation and amortization	87,569	28,868	8,667	2,405	127,509
Equity in net income of Diamond Green Diesel	—	—	78,419	—	78,419
Segment operating income/(loss)	$44,489	$32,819	$87,836	$(27,975)	$137,169
Equity in net income of other unconsolidated subsidiaries	2,310	—	—	—	2,310
Segment income/(loss)	$46,799	$32,819	$87,836	$(27,975)	$139,479

Segment Adjusted EBITDA (Non-GAAP)	$106,809	$61,687	$18,084	$(21,516)	$165,064
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	115,061	—	115,061
Combined Adjusted EBITDA (Non-GAAP)	$106,809	$61,687	$133,145	$(21,516)	$280,125

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$46,799	$32,819	$87,836	$(86,297)	$81,157
Net income attributable to noncontrolling interests				431	431
Income tax expense				3,907	3,907
Interest expense				62,876	62,876
Foreign currency gain				(236)	(236)
Other income, net				(8,656)	(8,656)
Segment income/(loss)	$46,799	$32,819	$87,836	$(27,975)	$139,479
Acquisition and integration costs	—	—	—	4,054	4,054
Change in fair value of contingent consideration	(25,249)	—	—	—	(25,249)
Depreciation and amortization	87,569	28,868	8,667	2,405	127,509
Equity in net income of Diamond Green Diesel	—	—	(78,419)	—	(78,419)
Equity in net income of other unconsolidated subsidiaries	(2,310)	—	—	—	(2,310)
Segment Adjusted EBITDA (Non-GAAP)	$106,809	$61,687	$18,084	$(21,516)	$165,064
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	115,061	—	115,061
Combined Adjusted EBITDA (Non-GAAP)	$106,809	$61,687	$133,145	$(21,516)	$280,125

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Operations

Darling Ingredients Inc. and Subsidiaries
Balance Sheet Disclosures
As of March 29, 2025 and December 28, 2024
(in thousands)

	(unaudited)
	March 29,	December 28,
	2025	2024
Cash and cash equivalents	$81,471	$75,973
Property, plant and equipment, net	$2,739,079	$2,713,669
Current portion of long-term debt	$116,629	$133,020
Long-term debt, net of current portion	$3,804,873	$3,908,978

Other Financial Data
As of March 29, 2025
	(unaudited)
	March 29,
	2025
Revolver availability	$1,271,711
Capital expenditures - YTD	$62,979
Projected Leverage Ratio	3.33x

Diamond Green Diesel Joint Venture
Consolidated Statements of Operations
For the Three Months Ended March 31, 2025 and March 31, 2024
(in thousands, unaudited)

	Three Months Ended
			$ Change
	March 31,	March 31,	Favorable
	2025	2024	(Unfavorable)
Revenues:
Operating revenues	$899,909	$1,411,115	$(511,206)
Expenses:
Total costs and expenses less lower of cost or market inventory valuation adjustment and depreciation, amortization and accretion expense	977,106	1,159,356	182,250
Lower of cost or market (LCM) inventory valuation adjustment	(91,004)	21,638	112,642
Depreciation, amortization and accretion expense	67,472	65,290	(2,182)
Total costs and expenses	953,574	1,246,284	292,710
Operating income/(loss)	(53,665)	164,831	(218,496)
Other income	3,702	3,220	482
Interest and debt expense, net	(9,306)	(11,242)	1,936
Income/(loss) before income tax expense	(59,269)	156,809	(216,078)
Income tax expense/(benefit)	$39	$(29)	(68)
Net income/(loss)	$(59,308)	$156,838	$(216,146)

Reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA:
Net income/(loss)	$(59,308)	$156,838
Income tax expense/(benefit)	39	(29)
Interest and debt expense, net	9,306	11,242
Other income	(3,702)	(3,220)
Operating income/(loss)	(53,665)	164,831
Depreciation, amortization and accretion expense	67,472	65,290
DGD Adjusted EBITDA (Non-GAAP)	13,807	230,121
Less: Discount and Broker Fees	(1,738)	—
DGD Adjusted EBITDA (Non-GAAP) after Discount and Broker Fees	12,069	230,121
Darling's Share 50%	50%	50%
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	$6,035	$115,061

Diamond Green Diesel Joint Venture
Consolidated Balance Sheets
March 31, 2025 and December 31, 2024
(in thousands)

	March 31,	December 31,
	2025	2024
	(unaudited)
Assets:
Cash	$152,440	$353,446
Total other current assets	1,038,381	1,137,821
Property, plant and equipment, net	3,847,613	3,868,943
Other assets	115,915	100,307
Total assets	$5,154,349	$5,460,517

Liabilities and members' equity:
Revolver	$—	$—
Total other current portion of long term debt	30,150	29,809
Total other current liabilities	336,404	319,688
Total long term debt	699,491	707,158
Total other long term liabilities	17,095	17,195
Total members' equity	4,071,209	4,386,667
Total liabilities and members' equity	$5,154,349	$5,460,517

Reconciliation of Net Income/(Loss) to (Non-GAAP) Adjusted EBITDA to (Non-GAAP) Pro Forma
Adjusted EBITDA to Foreign Currency and to (Non-GAAP) Combined Adjusted EBITDA
For the Three Months Ended March 29, 2025 and March 30, 2024
(in thousands, unaudited)

	Three Months Ended

Adjusted EBITDA	March 29,		March 30,
(U.S. dollars in thousands)	2025		2024

Net income/(loss) attributable to Darling	$(26,160)		$81,157
Depreciation and amortization	123,835		127,509
Interest expense	57,967		62,876
Income tax expense/(benefit)	(1,154)		3,907
Acquisition and integration costs	1,534		4,054
Change in fair value of contingent consideration	5,441		(25,249)
Foreign currency loss/(gain)	1,362		(236)
Other income, net	(3,333)		(8,656)
Equity in net (income)/loss of Diamond Green Diesel	30,523		(78,419)
Equity in net income of other unconsolidated subsidiaries	(2,628)		(2,310)
Net income attributable to noncontrolling interests	2,346		431
Adjusted EBITDA (Non-GAAP)	$189,733		$165,064
Foreign currency exchange impact	4,815	(1)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$194,548		$165,064
DGD Joint Venture Adjusted EBITDA (Darling's share) (Non-GAAP)	$6,035		$115,061
Combined Adjusted EBITDA (Non-GAAP)	$195,768		$280,125

(1) The average rates for the three months ended March 29, 2025 were €1.00:$1.05, R$1.00:$0.17 and C$1.00:$0.70 as compared to the average rate for the three months ended March 30, 2024 of €1.00:$1.09, R$1.00:$0.20 and C$1.00:$0.74, respectively.

About Darling Ingredients
A pioneer in circularity, Darling Ingredients Inc. (NYSE: DAR) takes material from the animal agriculture and food industries, and transforms them into valuable ingredients that nourish people, feed animals and crops, and fuel the world with renewable energy. The company operates over 260 facilities in more than 15 countries and processes about 15% of the world’s animal agricultural by-products, produces about 30% of the world’s collagen (both gelatin and hydrolyzed collagen), and is one of the largest producers of renewable energy. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients will host a conference call at 9 a.m. Eastern Time (8 a.m. Central Time) on April 24, 2025, to discuss first quarter 2025 financial results. A presentation accompanying supplemental financial data will also be available at darlingii.com/investors.

To access the call as a listener, please register for the audio-only webcast.

To join the call as a participant to ask a question, please register in advance to receive a confirmation email with the dial-in number and PIN for immediate access on April 24 or call 833-470-1428 (United States) or 404-975-4839 (international) using access code 932698.

A replay of the call will be available online via the webcast registration link two hours after the call ends. A transcript will be posted at darlingii.com/investors within 24 hours.

Use of Non-GAAP Financial Measures:

Segment Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income/(loss), as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income (loss), but rather as a measure of the segment’s operating performance. Segment Adjusted EBITDA consists of net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to noncontrolling interests, interest expense, income tax provision, other income/(expense), equity in net (income)/loss of unconsolidated subsidiaries and equity in net (income)/loss of Diamond Green Diesel. Management believes that Segment Adjusted EBITDA is useful in evaluating the segment’s operating performance because the calculation of Segment Adjusted EBITDA generally eliminates non-cash and certain other items for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated above and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to non-controlling interests, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiaries. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding at March 29, 2025. However, the amounts shown above for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Management believes Pro forma Adjusted EBITDA to Foreign Currency is useful in evaluating the Company’s operating performance on a constant currency basis and also believes this information is useful to investors.

Combined Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Combined Adjusted EBITDA consists of Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). When Combined Adjusted EBITDA is presented by segment, Combined Adjusted EBITDA consists of Segment Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). Management believes that Combined Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Combined Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Information reconciling forward-looking Combined Adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Combined Adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides guidance for its Combined Adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the Combined Adjusted EBITDA calculation.

DGD Adjusted EBITDA is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency. DGD Adjusted EBITDA is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income/(loss) or equity in net income/(loss) of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Adjusted EBITDA by taking DGD’s net income/(loss) plus income tax expense/(benefit), interest and debt expense, net, and DGD’s depreciation, amortization and accretion expense less other income. Management believes that DGD Adjusted EBITDA is useful in evaluating the Company’s operating performance because the calculation of DGD Adjusted EBITDA generally eliminates non-cash and certain other items at DGD unrelated to overall operating performance and also believes this information is useful to investors. The Company calculates Darling’s Share of DGD Adjusted EBITDA by taking DGD Adjusted EBITDA and then multiplying by 50% to get Darling’s Share of DGD’s Adjusted EBITDA.

EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income or equity in income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. EBITDA per gallon is presented here not as an alternative to net income or equity in income of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to EBITDA per gallon presentations disclosed by other companies. Management believes that EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:

This media release includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “outlook,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this release are forward-looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control.

Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; reduced demands or prices for biofuels, biogases or renewable electricity; global demands for grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand, reduced volume due to government regulations affecting animal production or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat, used cooking oil, protein or collagen (including, without limitation, collagen peptides and gelatin) finished product prices; changes to government policies around the world relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect prices, margins or markets (including for the DGD Joint Venture), including programs like renewable fuel standards, low carbon fuel standards (“LCFS”), renewable fuel mandates and tax credits for biofuels, or loss or diminishment of tax credits due to failure to satisfy any eligibility requirements, including, without limitation, in relation to the blender tax credit or the Clean Fuels Production Credit (“CFPC”); climate related adverse results, including with respect to the Company’s climate goals, targets or commitments; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives or products which do not meet specifications, contract requirements or regulatory standards; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the U.S. or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and a decline in margins on the products produced by the DGD Joint Venture; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections by foreign countries; tax changes, such as global minimum tax measures, or issues related to administration, guidance and/or regulations associated with biofuel policies, including CFPC, and risks associated with the qualification and sale of such credits; difficulties or a significant disruption (including, without limitation, due to cyber-attack) in the Company’s information systems, networks or the confidentiality, availability or integrity of our data or failure to implement new systems and software successfully; risks relating to possible third-party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war and the Israeli-Palestinian conflict and other associated or emerging conflicts in the Middle East; uncertainty regarding the exit of the U.K. from the European Union; uncertainty regarding any administration changes in the U.S. or elsewhere around the world, including, without limitation, impacts to trade, tariffs and/or policies impacting the Company (such as biofuel policies and mandates); and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this report or negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2024. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.
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Darling Ingredients Contacts
Investors:    Suann Guthrie
Senior VP, Investor Relations, Sustainability & Communications
(469) 214-8202; suann.guthrie@darlingii.com

Media:        Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com